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                                                                      Exhibit 23


                        Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-32414) pertaining to the Long-Term Incentive Plan of Magna Entertainment Corp. of our report dated December 22, 2000, with respect to the combined financial statements of Bay Meadows Operating Company, LLC and Bay Meadows Catering included in this Current Report on Form 8-K/A filed on March 27, 2001 with the Securities and Exchange Commission.

                                                   Ernst & Young LLP

San Francisco, California
March 27, 2001